Exhibit 14.6
Our Ref: 2017/2/PTE/JT
8 February 2017 Global Sources Ltd 22nd Floor Vita Tower 29 Wong Chuk Hang Road Aberdeen Hong Kong Media Data Systems Pte Ltd 1 Sims Lane #08-01 One Sims Lane Singapore 387355	Savills Valuation and Professional Services (S) Pte Ltd Reg No.: 200402411G 30 Cecil Street #20-03 Prudential Tower Singapore 049712 T: (65) 6836 6888 F: (65) 6536 8611 savills.com

Dear Sirs

VALUATION OF 1 SIMS LANE #08-01 ONE SIMS LANE SINGAPORE 387355 (“PROPERTY”)

We refer to our valuation report (our ref: 2017/2/PTE/JT) dated 8 February 2017 prepared for Media Data Systems Pte Ltd.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-104426, 333-59058, 333-138474 and 333-202510) and Form F-3/A (No. 333-204083) of Global Sources Ltd. of our valuation of the Property as at 31 December 2016 and our name which appears in the Global Sources Ltd.’s Annual Report on Form 20-F filed with the Securities and Exchange Commission for the year ended 31 December 2016.

Yours faithfully
For and on behalf of
Savills Valuation And Professional Services (S) Pte Ltd

Kamal Hamdi
Licensed Appraiser No. AD041-2006388F
Executive Director